UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 21, 2024
AMERICAN HOMES 4 RENT
AMERICAN HOMES 4 RENT, L.P.
(Exact name of registrant as specified in its charter)

American Homes 4 Rent	Maryland	001-36013	46-1229660
American Homes 4 Rent, L.P.	Delaware	333-221878-02	80-0860173
	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Pilot Road
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)
(805) 413-5300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered

Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2024, American Homes 4 Rent (the “Company”) announced that David P. Singelyn, the Company’s Chief Executive Officer, had notified the Board of Trustees (the “Board”) of the Company of his intent to retire. Subject to the terms of a Retirement and Award Agreement (the “Retirement Agreement”) described below, Mr. Singelyn agreed to continue to serve as Chief Executive Officer until December 31, 2024. The Company also announced that the Board had appointed Bryan Smith, the Company’s Chief Operating Officer, as the new Chief Executive Officer of the Company, effective upon Mr. Singelyn’s retirement, and that Christopher C. Lau, the Company’s Chief Financial Officer, had been appointed to the elevated role of Senior Executive Vice President, effective immediately.

Mr. Smith, age 50, has served as the Company’s Chief Operating Officer since 2019, as Executive Vice President and President of Property Management from 2015-2019, and as Senior Vice President and Director of Property Management from 2012-2015.

In connection with the above promotions, the Human Capital and Compensation Committee of the Board approved the following changes in compensation: (i) Mr. Smith’s base salary was increased to $750,000, effective immediately, and his target 2024 performance-based Annual Incentive Plan award was changed to 175% of his base salary; and (ii) Mr. Lau was issued a restricted stock unit award with a grant date fair value of $5,000,000 that is subject to five year cliff vesting.

In addition, on February 21, 2024, the Company and Mr. Singelyn entered into the Retirement Agreement pursuant to which (i) Mr. Singelyn agreed to defer the effective date of his retirement to December 31, 2024, (ii) Mr. Singelyn agreed to provide transition advisory services from his retirement until June 30, 2025, (iii) the Company agreed to issue Mr. Singelyn a restricted stock unit award with a grant date fair value of $1,600,000 (the “Transition Award”), subject to vesting on June 30, 2025 upon satisfaction of certain vesting conditions, including performance of his obligations under the Retirement Agreement, (iv) the Company agreed that Mr. Singelyn’s base salary for 2024 is $825,000 and that he would be eligible to receive a 2024 performance-based Annual Incentive Plan award, (v) the Company agreed to reimburse Mr. Singelyn for the cost of continuing COBRA health coverage for up to eighteen (18) months after he is no longer eligible for Company health coverage, and (vi) Mr. Singelyn agreed to a customary general release and certain restrictive covenants.

Item 7.01     Regulation FD Disclosure

A copy of the Company’s press release announcing the succession plan is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit 99.1—Press Release dated February 22, 2024

Exhibit 104—Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024

AMERICAN HOMES 4 RENT

By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer and Secretary

AMERICAN HOMES 4 RENT, L.P.

By:	American Homes 4 Rent, its General Partner

By:	/s/ Sara H. Vogt-Lowell
Sara H. Vogt-Lowell
Chief Legal Officer and Secretary